                    WORLD MONITOR TRUST III SERIES G CLASS 1
                           UNAUDITED ACCOUNT STATEMENT
                       FOR THE MONTH ENDING APRIL 30, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF APRIL 30, 2006 FOR WORLD MONITOR TRUST III SERIES G CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF APRIL 30, 2006 WAS $105.16, AN INCREASE OF +4.85% FROM THE MARCH 31, 2006 VALUE OF $100.29. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES G CLASS 1 WAS AN INCREASE OF +8.96% AS OF APRIL 30, 2006.



                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                                 $23,975.96
Change in Unrealized Gain/(Loss)                                                                              $9,270.70
Gain/(Loss) on Other Investments                                                                              $1,449.89
Brokerage Commission                                                                                           ($474.15)
                                                                                                          --------------
Total Trading Income                                                                                         $34,222.40

EXPENSES
Audit Fees                                                                                                        $0.00
Administrative and Legal Fees                                                                                   $201.80
Management Fees                                                                                               $1,418.39
Offering Fees                                                                                                     $0.00
Incentive Fees                                                                                                $6,605.52
Other Expenses                                                                                                $2,033.77
                                                                                                          --------------
Total Expenses                                                                                               $10,259.48

INTEREST INCOME                                                                                               $2,082.33

NET INCOME(LOSS) FROM THE PERIOD                                                                             $26,045.25
                                                                                                          ==============

               STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

                                                                              TOTAL                        NAV PER UNIT
                  Beginning of Month                                    $536,535.58                             $100.29
                  Addition                                              $160,000.00
                  Withdrawal                                                  $0.00
                  Net Income/(Loss)                                      $26,045.25
                  --------------------------                        ----------------                     ---------------
                  Month End                                             $722,580.83                             $105.16

                  Monthly Rate of Return                                      4.85%
                  Year to Date Rate of Return                                 8.96%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


/s/ Kenneth A. Shewer                                /s/ Marc S. Goodman
---------------------------                          --------------------------
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

      Preferred Investment Solutions Corp., Managing Owner of
          World Monitor Trust III Series G Class 1

                    WORLD MONITOR TRUST III SERIES H CLASS 1
                           UNAUDITED ACCOUNT STATEMENT
                       FOR THE MONTH ENDING APRIL 30, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF APRIL 30, 2006 FOR WORLD MONITOR TRUST III SERIES H CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF APRIL 30, 2006 WAS $106.95, AN INCREASE OF +5.42% FROM THE MARCH 31, 2006 VALUE OF $101.46. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES H CLASS 1 WAS AN INCREASE OF +9.51% AS OF APRIL 30, 2006.



            STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                             ($725.35)
Change in Unrealized Gain/(Loss)                                                                       $95,114.89
Gain/(Loss) on Other Investments                                                                         ($132.94)
Brokerage Commission                                                                                     ($171.72)
                                                                                                   --------------
Total Trading Income                                                                                   $94,084.88

EXPENSES
Audit Fees                                                                                                  $0.00
Administrative and Legal Fees                                                                             $472.50
Management Fees                                                                                         $4,099.45
Offering Fees                                                                                               $0.00
Incentive Fees                                                                                         $18,107.09
Other Expenses                                                                                          $5,027.70
                                                                                                   --------------
Total Expenses                                                                                         $27,706.74

INTEREST INCOME                                                                                         $5,157.67

NET INCOME(LOSS) FROM THE PERIOD                                                                       $71,535.81
                                                                                                   ==============


                 STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                         TOTAL                       NAV PER UNIT
                                                                         -----                       ------------
             Beginning of Month                                  $1,320,045.08                            $101.46
             Addition                                              $270,693.00
             Withdrawal                                                  $0.00
             Net Income/(Loss)                                      $71,535.81
             --------------------------                       ----------------                    ---------------
             Month End                                           $1,662,273.89                            $106.95

             Monthly Rate of Return                                      5.42%
             Year to Date Rate of Return                                 9.51%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


To the best of our knowledge and belief, the information above is accurate and complete:


/s/ Kenneth A. Shewer                               /s/ Marc S. Goodman
---------------------------                         --------------------------
Kenneth A. Shewer, Chairman                         Marc S. Goodman, President

            Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series H Class 1

                    WORLD MONITOR TRUST III SERIES I CLASS 1
                           UNAUDITED ACCOUNT STATEMENT
                       FOR THE MONTH ENDING APRIL 30, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF APRIL 30, 2006 FOR WORLD MONITOR TRUST III SERIES I CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF APRIL 30, 2006 WAS $98.01, AN INCREASE OF +13.23% FROM THE MARCH 31, 2006 VALUE OF $86.56. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES I CLASS 1 WAS AN INCREASE OF +1.64% AS OF APRIL 30, 2006.


                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                               $26,058.47
Change in Unrealized Gain/(Loss)                                                           $41,247.43
Gain/(Loss) on Other Investments                                                                $1.91
Brokerage Commission                                                                         ($294.05)
                                                                                       --------------
Total Trading Income                                                                       $67,013.76

EXPENSES
Audit Fees                                                                                      $0.00
Administrative and Legal Fees                                                                 $175.27
Management Fees                                                                             $1,081.29
Offering Fees                                                                                   $0.00
Incentive Fees                                                                              $3,708.87
Other Expenses                                                                              $1,759.83
Total Expenses                                                                              $6,725.26

INTEREST INCOME                                                                             $1,173.89
                                                                                       --------------

NET INCOME(LOSS) FROM THE PERIOD                                                           $61,462.39
                                                                                       ==============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

                                                             TOTAL                       NAV PER UNIT
                  Beginning of Month                   $464,425.71                             $86.56
                  Addition                              $60,000.00
                  Withdrawal                                 $0.00
                  Net Income/(Loss)                     $61,462.39
                  --------------------------      ----------------                    ---------------
                  Month End                            $585,888.10                             $98.01

                  Monthly Rate of Return                    13.23%
                  Year to Date Rate of Return                1.64%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


/s/ Kenneth A. Shewer                                 /s/ Kenneth A. Shewer
---------------------------                           --------------------------
Kenneth A. Shewer, Chairman                           Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series I Class 1

                    WORLD MONITOR TRUST III SERIES J CLASS 1
                           UNAUDITED ACCOUNT STATEMENT
                       FOR THE MONTH ENDING APRIL 30, 2006





DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF APRIL 30, 2006 FOR WORLD MONITOR TRUST III SERIES J CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF APRIL 30, 2006 WAS $104.34, AN INCREASE OF +7.86% FROM THE MARCH 31, 2006 VALUE OF $96.74. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES J CLASS 1 WAS AN INCREASE OF +7.15% AS OF APRIL 30, 2006.


                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                                      $1,524,342.60
Change in Unrealized Gain/(Loss)                                                                                  $2,709,810.74
Gain/(Loss) on Other Investments                                                                                     $39,593.02
Brokerage Commission                                                                                                ($25,040.15)
                                                                                                                 --------------
Total Trading Income                                                                                              $4,248,706.21

EXPENSES
Audit Fees                                                                                                                $0.00
Administrative and Legal Fees                                                                                        $16,901.43
Management Fees                                                                                                     $122,887.22
Offering Fees                                                                                                             $0.00
Incentive Fees                                                                                                      $517,220.49
Other Expenses                                                                                                      $154,494.09
Total Expenses                                                                                                      $811,503.23

INTEREST INCOME                                                                                                     $157,637.69
                                                                                                                 --------------

NET INCOME(LOSS) FROM THE PERIOD                                                                                  $3,594,840.67
                                                                                                                 ==============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                                       TOTAL                       NAV PER UNIT
                                    Beginning of Month                        $45,757,632.67                             $96.74
                                    Addition                                   $2,624,581.98
                                    Withdrawal                                   ($73,977.20)
                                    Net Income/(Loss)                          $3,594,840.67
                                    --------------------------              ----------------                    ---------------
                                    Month End                                 $51,903,078.12                            $104.34

                                    Monthly Rate of Return                             7.86%
                                    Year to Date Rate of Return                        7.15%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


/s/ Kenneth A. Shewer                                /s/ Kenneth A. Shewer
---------------------------                          --------------------------
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

      Preferred Investment Solutions Corp., Managing Owner of
          World Monitor Trust III Series J Class 1